NEWS RELEASE

Contact:	Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon – Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL
WITH TOP SPECIALTY RETAILER ABERCROMBIE & FITCH
DALLAS, Texas, April 27, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a multi-year renewal agreement to continue providing private label credit card services for leading men’s and women’s specialty clothing retailer Abercrombie & Fitch. Abercrombie & Fitch is a multi-channel retailer with 2005 sales of $2.7 billion. It offers high-quality, casual, All-American lifestyle clothing through its 361 store locations nationwide, online and its quarterly catalog.
Under terms of the agreement, Alliance Data will continue providing Abercrombie & Fitch with private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services. Abercrombie & Fitch has been a client of Alliance Data since Alliance Data’s inception in 1996.
“We deeply value our decade-long relationship with Alliance Data, as is demonstrated by our decision to renew our current program,” said Peter Hutt, vice president of Treasury,

Abercrombie & Fitch. “Alliance Data has consistently demonstrated a keen ability to provide unique insights into consumer behavior, which has helped us to better understand our customers’ brand affinity and purchase drivers, resulting in more effective marketing programs. We look forward to building upon an already strong business relationship with Alliance Data and together further increasing the impact of our private label credit card program.”
Ivan Szeftel, president of Retail Services for Alliance Data, commented that its relationship with Abercrombie & Fitch is based on a mutual commitment to the partnership and the card program. “We are excited to continue working with Abercrombie & Fitch, a retailer exceptional at marketing their brand and merchandise – and whose private label credit card program continues to play an important role in their brand delivery and marketing. Alliance Data looks forward to furthering our strong partnership with Abercrombie & Fitch in helping them grow their business.”
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Abercrombie and Fitch
Abercrombie & Fitch Co. is a leading specialty retailer encompassing four concepts — Abercrombie & Fitch, abercrombie, Hollister Co., and RUEHL. The merchandise is sold in retail stores throughout the United States and through catalogs. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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